EX. 99.7 - BENEFICIAL OWNERS ELECTION FORM

BENEFICIAL OWNER
ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $0.001 per share, of Advanced Biotherapy, Inc. (the "Company").

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

ྏ Please exercise my (our) rights for shares of common stock as set forth below:

A. Number of Shares Being Purchased (Basic Subscription Rights:

B. Number of Shares Being Purchased (Oversubscription Privileges):

C. Total Exercise Price Payment Required (or amount provided with Notice Guaranteed Delivery):

	X	$0.015	=	$
(No. of Shares)		(Exercise Price)		(Payment)

I am (we are) making the total purchase price payment required in the following manner:

ྏ Payment in the following amount is enclosed: $____________________

Type of Account	Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus; and

•	agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

ྏ Please do not exercise my (our) rights for shares of common stock.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

EX. 99.7 - BENEFICIAL OWNERS ELECTION FORM

Capacity:

Address (including Zip Code):

Telephone Number: